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                                                                   EXHIBIT 10.17


                           RESEARCH FUNDING AGREEMENT

     This Agreement is effective as of January 11, 2000, by and between Baxter Healthcare Corporation, a Delaware corporation, acting through its CardioVascular Group, having offices at 17221 Red Hill Avenue, Irvine, California 92614 (hereinafter referred to as "BAXTER") and Sangamo Biosciences, Inc., a Delaware corporation, having an office at Point Richmond Tech Center, 501 Canal Blvd., Suite A100, Richmond, California 94840 (hereinafter referred to as "SANGAMO").

                                    RECITALS

     WHEREAS, BAXTER and SANGAMO have entered into a License Agreement, contemporaneously herewith (the "License Agreement"); and

     WHEREAS, SANGAMO wishes to undertake research relating to the further development of its proprietary zinc finger binding protein and gene therapy technology and BAXTER wishes to fund such research to facilitate SANGAMO's ability to license such technology to BAXTER under the License Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

                             ARTICLE 1. Definitions

All terms used in this agreement (other than names of the parties and Article headings) which are set forth in upper case letters, but not defined herein, shall have the respective meanings set forth in the License Agreement.

                          ARTICLE 2. Research Activity

2.1 Research Program. The research program which is contemplated by this Agreement is set forth in the research plan (the "Research Plan") attached as Exhibit A. The Research Plan sets forth the research tasks and objectives to be performed by SANGAMO. SANGAMO agrees to use its commercially reasonable efforts consistent with international practice in the biotechnology industry, SANGAMO's sound business judgment, and research, regulatory and market conditions, to conduct the SPONSORED RESEARCH in accordance with the Research Plan in consideration for the funding provided in Section 2.2.

2.2 Funding. BAXTER agrees to fund the SPONSORED RESEARCH as follows: (i) One Million Dollars ($1,000,000) on or before January 21, 2000; and (ii) One Million Dollars ($1,000,000) on the earlier of April 1, 2001, or the date on which SANGAMO has fulfilled its obligations set forth in Clause 5.1(b) of the License Agreement. If the parties mutually agree to extend the term of this Agreement for additional research projects, the parties shall amend this

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Agreement to establish a mutually acceptable research plan, budget and payment schedule for such extension; provided, however, that the budget and payment schedule therefor shall be calculated on the basis of the reasonably anticipated fully burdened cost to SANGAMO to perform the additional research projects under the new research plan at rates not to exceed SANGAMO's then standard FTE rate for performing similar research programs.

2.3 Evaluation of Research Plan. Within thirty (30) days after the end of each calendar quarter during the term of the SPONSORED RESEARCH, SANGAMO shall submit to BAXTER a written report describing any INVENTIONS conceived or reduced to practice, and the progress of the SPONSORED RESEARCH, including without limitation, a written report and analysis of all experimentation conducted pursuant to performing the SPONSORED RESEARCH during such calendar quarter. If the STEERING COMMITTEE determines pursuant to the LICENSE AGREEMENT that modifications of the existing Research Plan are required, the Research Plan will be amended as mutually agreed to in writing by the parties.

2.4 Exclusivity of Research. SANGAMO agrees that during the term of the License Agreement it will not perform any research in the FIELD OF RESEARCH similar to the SPONSORED RESEARCH for any other entity, nor assist any other entity, in pursuing any work in the FIELD OF RESEARCH, without the written approval of BAXTER.

2.5 Personnel Agreements. SANGAMO represents and warrants that it has agreements with any individual employed to perform the SPONSORED RESEARCH under this Agreement sufficient to procure and implement the rights and restrictions granted and imposed by this Research Funding Agreement.

2.6 Access to Records. SANGAMO agrees to maintain and preserve the documents, laboratory notebooks, graphs and charts and other original records and data that result from the SPONSORED RESEARCH, and agrees to provide BAXTER access to such records upon reasonable notice during normal business hours during the term of this Agreement and the License Agreement solely for the purpose of exercising its rights under the LICENSE AGREEMENT.

2.7 Compliance with Laws. SANGAMO agrees to comply in all material respects with all applicable national and local laws of the jurisdiction wherein it conducts business, including compliance at all times with applicable Good Laboratory Practice guidelines as established by the FDA. SANGAMO further agrees that any compensation it receives under this Agreement shall not be disbursed for any purpose which is unlawful or unethical under those laws.

                           ARTICLE 3. Property Rights

3.1 Property Rights. Any and all INVENTIONS shall be owned by or otherwise assigned to SANGAMO and licensed back to BAXTER pursuant to the terms of the License Agreement. BAXTER agrees to assign to SANGAMO and hereby assigns any and all of its rights to BAXTER INVENTIONS and to JOINT INVENTIONS, including rights under the patent, copyright and other intellectual property laws of the United States or any other country.


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3.2  Disclosure of INVENTIONS. SANGAMO and BAXTER shall disclose promptly to each other such INVENTIONS within thirty (30) days of conceiving and/or reducing to practice such INVENTIONS.

                        ARTICLE 4. Term and Termination

4.1 The term of this Agreement shall be three (3) years commencing on its effective date and shall expire automatically unless sooner terminated in accordance with this Article 4.

4.2 In addition to any rights it may have hereunder, a party may terminate this Agreement upon (30) days prior written notice following the occurrence of any of the following:

     (a) the bankruptcy, insolvency, dissolution or winding up of the other party (other than dissolution or winding up for the purposes of a solvent reconstruction or amalgamation); or

     (b) the failure of the other party to cure the breach of any provision of this Agreement for the payment of funds within thirty (30) days after written notice thereof by the non-breaching party; or

     (c) the failure of the other party to cure the breach of any material provision of this Agreement, except nonpayment of funds, within sixty (60) days after written notice thereof by the non-breaching party.

4.3 Performance under this Agreement may be terminated by BAXTER upon one hundred eighty (180) days prior written notice to SANGAMO. If circumstances beyond SANGAMO's control preclude continuation of the SPONSORED RESEARCH, SANGAMO may terminate this Agreement upon one hundred eighty (180) days prior written notice to BAXTER, provided that SANGAMO explains its reasons for terminating.

4.4 This Agreement automatically shall terminate upon termination of the LICENSE AGREEMENT.

4.5 Upon termination of this Agreement pursuant to Section 4.2, SANGAMO agrees that BAXTER's only obligation is to reimburse SANGAMO for all costs and non-cancelable commitments incurred to date in the performance of the SPONSORED RESEARCH, such reimbursements not to exceed the total amount specified in this Agreement for the SPONSORED RESEARCH. SANGAMO acknowledges and agrees that it will have no recourse against BAXTER for such termination beyond the described reimbursements. Furthermore, SANGAMO agrees to be bound by the terms of Articles 3, 5, 6 and 7 in the event of the termination of this Agreement.

                           ARTICLE 5. Confidentiality

5.1 This Article 5 applies, except as otherwise provided in this Article 5, during the term of this Agreement, and thereafter for a period of five (5) years. Both SANGAMO and BAXTER shall maintain in confidence, not disclose to any Third Party and use only for the purposes of this Agreement information and data which is not generally known and which (a) results from the use or development of the Technology and Inventions pursuant to this Agreement or the License



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Agreement, or (b) is supplied by SANGAMO or BAXTER after April 13, 1999 in connection with this Agreement or the License Agreement (or discussions leading up to them) and is marked, identified or otherwise acknowledged to be confidential ("Information").

5.2 To the extent it is reasonably necessary to fulfill their obligations or exercise their rights pursuant to this Agreement, BAXTER and SANGAMO may disclose Information they are otherwise obligated pursuant to this Article 5 not to disclose, to its Affiliates, its bona fide proposed sublicensees and its permitted sublicensees, and shall limit disclosure of such Information to its and their respective officers, directors, employees and consultants on a need-to-know basis, in each case provided that such persons and entities agree to keep the Information confidential for the same time periods and to the same extent as the disclosing party is required to keep the Information confidential. BAXTER and SANGAMO may also disclose such information to government or other regulatory authorities to the extent that such disclosure is required to be disclosed to obtain a patent or authorization to conduct a clinical trial or to commercially market any product arising out of the Technology or is otherwise required by applicable law, regulation or court order, in each case provided that the disclosing party shall provide written notice to the other party and sufficient opportunity to object to such disclosure or to request confidential treatment thereof. The obligation not to disclose Information shall not apply to any part of such Information that:

        (a) is or becomes patented, published or otherwise part of the public domain other than by acts of the person obligated not to disclose such Information in contravention of this Agreement;

        (b) is disclosed to the receiving party by a Third Party, provided such Information was not obtained from such Third Party directly or indirectly from SANGAMO or BAXTER (as the case may be);

        (c) prior to disclosure pursuant to this Agreement, was already in the possession of the receiving party, provided such Information was not obtained directly or indirectly from SANGAMO or BAXTER (as the case may be);

        (d) is developed independently of the Information obtained from SANGAMO or BAXTER (as the case may be), by persons without access to or use of the Information, as demonstrated by written evidence; or

        (e) is disclosed by either SANGAMO or BAXTER with the prior written consent of the other.

5.3 SANGAMO and BAXTER agree to not disclose the existence of or the financial terms or conditions of this Agreement or the License Agreement to any Third Party without the prior written consent of the other, except as required by applicable law or regulatory authority.

5.4 Notwithstanding the provisions of Article 5, neither BAXTER nor SANGAMO shall release any media release or other oral or written announcement for dissemination to the media concerning or arising from this Agreement or the License Agreement without the written consent of the other party.




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5.5  This Article 5 survives the termination of this Agreement.

                ARTICLE 6. Limitation of Liability and Indemnity

6.1 SANGAMO agrees to indemnify, hold harmless and defend BAXTER, its directors, trustees, officers, employees and agents against any and all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) incurred as a result of any Third Party claims, suits, demands, causes of action or other proceedings to the extent arising out of SANGAMO's performance of the Sponsored Research, except to the extent arising from the negligence or willful misconduct of BAXTER, or its directors, officers, employees, and agents.

6.2 BAXTER agrees to indemnify, hold harmless and defend SANGAMO, its directors, trustees, officers, employees and agents, against any and all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) incurred as a result of any Third Party claims, suits, demands, causes of action or other proceedings to the extent arising out of the negligence or willful misconduct of BAXTER, or its directors, officers, employees and agents.

6.3  This Article 6 survives the termination of this Agreement.

                              ARTICLE 7. Insurance

7.1 SANGAMO shall maintain insurance, including product liability insurance, with respect to its performance of the SPONSORED RESEARCH in such amount as is customarily maintained in accordance with good practice for the biopharmaceutical industry. SANGAMO shall maintain such insurance for so long as it continues to conduct the SPONSORED RESEARCH, and thereafter for so long as SANGAMO maintains insurance for itself covering such activities. The liability insurance requirement of this Section may be satisfied through self-insurance with reserves consistent with industry practices.

7.2  SANGAMO shall, upon the request of BAXTER:

     (a)  produce evidence of the currency of such insurance; and

     (b) note the interest of BAXTER on the policy in respect of such insurance.

                            ARTICLE 8. Miscellaneous

8.1 Any notice, demand, consent or other communication ("Notice") given or made under this Agreement:

     (a) must be in writing and signed by a person duly authorized by the sender;

     (b)  must either be delivered to the intended recipient as follows:

          (i)  to Sangamo
               Biosciences, Inc.:       Point Richmond Tech Center
                                        501 Canal Blvd., Suite A 100
                                        Richmond, California 94840


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                                        Attention: President
                                        Fax No.: (510) 236-8951

          (ii) to Baxter Healthcare
               Corporation:             17221 Red Hill Avenue
                                        Irvine, California, 92614-5686
                                        Attention: Group Vice President
                                        CardioVascular Group
                                        Fax No.: (949) 250-6850

     (c)  will be effective upon receipt by the intended recipient.

8.2 This Agreement and the License Agreement contain the entire agreement between the parties with respect to its subject matter and supersede all prior agreements and understandings between the parties in connection with them.

8.3 No amendment or variation of this Agreement is valid or binding on a party unless made in writing executed by all parties.

8.4 Except as provided in this Section 8.4, neither BAXTER nor SANGAMO may assign or otherwise transfer this Agreement or any of its rights or obligations herein without the prior written consent of the other party, which consent shall not be unreasonably withheld.

     (a) Either party may assign this Agreement together with the License Agreement, the Convertible Debenture Purchase Agreement and the Convertible Debenture, without the prior written consent of the other party in connection with the sale or transfer of all or substantially all of its stock or assets to which this Agreement relates, by merger, divestiture, spin-off or similar transaction, provided that such assignee undertakes in writing to be bound by all the terms and conditions in this Agreement and the other party is notified within thirty (30) days of such assignment taking place; and

     (b) SANGAMO and BAXTER may assign this Agreement together with the License Agreement, the Convertible Debenture Purchase Agreement and the Convertible Debenture to an Affiliate provided that such Affiliate undertakes to be bound by the terms and conditions of this Agreement.

8.5 No failure to exercise nor any delay in exercising an right, power or remedy by a party operates as a continuing waiver. A single or partial exercise of any right, power or remedy does not preclude any other or further exercise of that or any other right, power or remedy. A waiver is not valid or binding on the party granting the waiver unless made in writing.

8.6 Each party agrees to do all things and execute all deeds, instruments, transfers or other documents as may be necessary or desirable to give full effect to the provisions of this Agreement and the transactions contemplated by it.

8.7 This Agreement does not constitute an employer/employee relationship, partnership of any kind, an association or trust between the parties, each party being individually responsible only for its obligations as set out in this Agreement and in addition the parties agree that their



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relationship is one of independent contractors. BAXTER is not authorized or empowered to act as agent on behalf of SANGAMO and BAXTER shall not on behalf of SANGAMO enter into any contract, warranty or representation as to any matter. SANGAMO shall not be bound by the acts or conduct of BAXTER. SANGAMO is not authorized or empowered to act as agent on behalf of BAXTER and SANGAMO shall not enter any contract, warranty or representations as to any matter on behalf of BAXTER. BAXTER shall not be bound by the acts or conduct of SANGAMO.

8.8  This Agreement is governed by the laws of the State of California, USA.

8.9 This Agreement may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

8.10 In the event of any delay in performance by either party of any of its obligations or liabilities pursuant to this Agreement to the extent due to any cause arising from or attributable to acts, events, non-happenings, omissions, accidents or acts of God beyond the reasonable control of the party to perform (including but not limited to strikes, lock-outs, shortage of labor, civil commotion, riot, war, threat of or preparation for war, breaking off of diplomatic relations, fire, explosion, sabotage, storm, flood, earthquake, fog, subsidence, pestilence, epidemics, computer system or machinery breakdown, failure of plant, collapse of structures, voluntary or mandatory compliance with any direction, request or order of any person having or appearing to have authority whether for defense or other governmental or national purposes, or any requisition for materials or services apparently or stated to be used for the purposes of defense, inability to obtain suitable raw material, equipment, fuel, power, components or transportation), the party so delayed or prevented will be under no liability for loss or injury suffered by the other party and any such delay or failure to perform will not constitute a breach of this Agreement to the extent due to such cause, provided that the party so delayed uses commercially reasonable efforts to remedy the effect of such cause.

     IN WITNESS THEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

BAXTER HEALTHCARE CORPORATION                  SANGAMO BIOSCIENCES, INC.
CARDIOVASCULAR GROUP

By: /s/ J. H. Kehl, Jr.                        By: /s/ Edward O. Lanphier
   --------------------------------               ------------------------------

        VP Business Development
Title:  Cardiovascular Group                   Title:  President & CEO
      -----------------------------                  ---------------------------

Date:     1/10/2000                            Date:     1/7/2000
     ------------------------------                 ----------------------------


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